 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2021
The Pennant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 E Riverside Drive, Suite 150,
Eagle, ID 83616

(Address of principal executive offices and Zip Code)
Registrant's telephone number, including area code: (208) 506-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2021, The Pennant Group, Inc. (“Pennant” or the “Company”) amended its credit facility (as amended, the “Credit Agreement”) to increase its revolving line of credit to an aggregate principle amount of $150.0 million. The credit facility is not subject to interim amortization and the Company will not be required to repay any loans under the credit facility prior to maturity in 2026. The interest rates applicable to loans under the Amended Credit Facility are, at the Company’s option, equal to either a base rate plus a margin ranging from 1.25% to 2.25% per annum or adjusted LIBOR plus a margin ranging from 2.25% to 3.25% per annum, with the margin based on the debt to adjusted EBITDA ratio of the Company and its operating subsidiaries as defined in the Credit Agreement. The obligations under the Credit Agreement are guaranteed by the Company's material operating subsidiaries and are secured by a pledge of stock of the Company's material operating subsidiaries as well as a first lien on substantially all of the Company's and its material operating subsidiaries' personal property.

Borrowings are supported by a lending consortium arranged by Truist Bank.

Except as set forth above, all other terms and conditions under the existing credit facility remained in full force and effect.

The foregoing description of the credit facility is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
On February 24, 2021 The Pennant Group, Inc. (the “Company”) issued a press release reporting the financial results of the Company for its fourth quarter ended December 31, 2020. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the Credit Agreement contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure

On February 23, 2021, the Company issued a press release announcing that it had amended the Credit Agreement, which copy of such press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Pennant Group, Inc. will post on its website an updated investor presentation for use at upcoming investor meetings. Please visit investor.pennantgroup.com to access the new presentation materials.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Credit Agreement, dated February 23, 2021, by and among the Company and certain of its subsidiaries, the lenders named therein, and Truist Bank (successor by merger to SunTrust Bank), as administrative agent for the lenders

99.1	Press Release of the Company dated February 24, 2021
99.2	Press Release of the Company dated February 23, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2021	THE PENNANT GROUP, INC.
	By:	/s/ JENNIFER L. FREEMAN
Jennifer L. Freeman
Chief Financial Officer